AMENDMENT NO. 8 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 8 TO FUND PARTICIPATION AGREEMENT ("Amendment") is made as of this 1st day of May, 2005, by and between JEFFERSON NATIONAL LIFE INSURANCE COMPANY ("Company"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("Distributor") and AMERICAN CENTURY INVESTMENT SERVICES, INC. ("ACIS"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

WHEREAS, the Company and ACIM are parties to a certain Fund Participation Agreement dated April 30, 1997, as amended November 15, 1997, December 31, 1997, January 13, 2000, February 9, 2001, July 31, 2003, March 26, 2004 and March 29,
2004 (the "Agreement) in connection with the participation of the Funds in Contracts offered by the Company; and

WHEREAS, the parties desire to supplement the Agreement as provided herein to amend Schedule A as attached hereto.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Schedule A thereto is hereby modified in its entirety to read as attached hereto:

2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 7 as of the date first above written.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY
By: ___________________________________
Name: Craig A. Hawley
Title: General Counsel and Secretary

AMERICAN CENTURY INVESTMENT SERVICES, INC.
By: ___________________________________
Name: _________________________________
Title: ________________________________

AMERICAN CENTURY
INVESTMENT MANAGEMENT, INC.
By: ___________________________________
Name: _________________________________
Title: ________________________________


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


                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT





====================================================================================================================================
                         NAME OF SEPARATE
                         ACCOUNT AND DATE                                  CONTRACTS FUNDED                 PORTFOLIOS AND
                ESTABLISHED BY BOARD OF DIRECTORS                        BY SEPARATE ACCOUNT                CLASS OF SHARES
                                                                                                        AVAILABLE TO CONTRACTS
====================================================================================================================================
Jefferson National Life Annuity Account C        1980                    CVIC-2000                   VP INCOME & GROWTH FUND
Jefferson National Life Annuity Account E        November 12, 1993       CVIC-2001                         (CLASS I)
Jefferson National Life Annuity Account F        September  26, 1997     CVIC-2004
Jefferson National Life Annuity Account G        January  18, 1996       CVIC-2005                VP INFLATION PROTECTION FUND
Jefferson National Life Annuity Account H        November  1, 1999       22-4056                           (CLASS II)
Jefferson National Life Annuity Account I        August  23, 2000        22-4025
Jefferson National Variable Account L            February 22, 2000       32-4000                      VP INTERNATIONAL FUND
Jefferson National Life Annuity Account J        November 3, 2003        32-4002                           (CLASS I)
Jefferson National Life Annuity Account K        November 3, 2003        32-4003
                                                                         22-4047                     VP VALUE FUND (CLASS I)
                                                                         22-4048
                                                                         22-4061                   VP BALANCED FUND (CLASS I)
                                                                         JNL-2100
                                                                         JNL-2200
                                                                         JNL-2300

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


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